                                                                  EXHIBIT 10.50


                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT is made this 29th day of July, 1997, between IMAGE CONVERSION SYSTEMS, INC., a Delaware corporation, the address of which is 717 West Algonquin Road, Arlington Heights, Illinois 60005 (the "CORPORATION") and JOHN R. MESSINGER, whose address is 19 Stone Creek Drive, Hawthorne Woods, IL 60047 ("EMPLOYEE").

                                R E C I T A L S:

                  The Corporation is engaged in the business of photocopying, imaging, scanning and conversion, related services ancillary to all of the foregoing and outgrowths thereof.

                   Employee is currently employed by the Corporation as President and Chief Executive Officer.

                  Concurrently herewith, LASON SYSTEMS, INC. ("LASON") has acquired all of the issued and outstanding capital stock of the Corporation pursuant to an Agreement Of Purchase And Sale Of Stock (the "STOCK PURCHASE AGREEMENT") among the Corporation, Lason, Lason, Inc., a Delaware corporation ("Lason, Inc.") and the shareholders of the Corporation, including the Employee.

                  The Corporation and Lason desire to continue to benefit from the knowledge and experience of Employee relating to the Corporation's business by employing Employee as President and Chief Executive Officer of the Corporation, and Employee desires to continue to serve as President and Chief Executive Officer of the Corporation, upon the terms and subject to the conditions set forth herein.

                  THEREFORE, the parties agree as follows:

                  1. ENGAGEMENT OF EMPLOYEE. The Corporation hereby agrees to continue to employ Employee for the term of this Agreement as set forth in Paragraph 4 and, during the term of this Agreement, Employee agrees to accept continued employment with the Corporation and to serve upon the terms and conditions herein contained as President and Chief Executive Officer of the Corporation. In such capacity, Employee shall perform the duties and have the powers customarily incident to the office of a President and Chief Executive Officer, including, but not limited to, having general responsibility for the day-to-day management and operations of the Corporation and general supervision of all subordinate officers, employees and agents of the Corporation. Employee shall devote his full working time and attention to discharging the duties of his position. Employee shall report to the Corporation's Chairman of the Board. In addition, Employee shall perform those additional duties set forth in Exhibit A attached hereto.

                  2.       COMPENSATION.

                           A. BASE SALARY. Commencing July 29, 1997, the Corporation shall pay to Employee a base salary at the annual rate of $150,000.00 per year during each year of the term hereof; provided, however, that effective January 1, 1999, the aforesaid annual salary rate shall be adjusted to a mutually acceptable amount but, in no event, shall such base salary rate be adjusted by a percentage factor of less than 10% per annum. Such base salary shall be paid in equal bi-weekly installments (less appropriate and necessary withholdings for employment taxes), commencing on the Corporation's next regular payday and continuing on the Corporation's regular payday every other week thereafter during the term of this Agreement.

                           B.       BONUS.

                                    i.    ICS COMPENSATION PLAN. Employee shall
                                          be paid an annual bonus of $75,000.00
                                          (the "Bonus Payment") pursuant to the
                                          ICS Compensation Plan with adjusted
                                          goals for the post- Lason acquisition
                                          operation of the Corporation in 1997
                                          and for 1998, as set forth on Exhibit
                                          B attached hereto. For 1997, the
                                          payment shall be pro-rated. In 1999,
                                          the Bonus Amount shall be adjusted to
                                          a mutually acceptable amount but, in
                                          no event, shall such Bonus Amount be
                                          adjusted by a percentage factor of
                                          less than 10% per annum.

                                    ii.   LASON STOCK BONUS PLAN. Pursuant to
                                          the Stock Purchase Agreement, in
                                          consideration of the sale of their
                                          shares of Common Stock in the
                                          Corporation to Lason, certain of the
                                          Management Shareholders, as defined in
                                          the Stock Purchase Agreement and
                                          including Employee, received the
                                          consideration specified in Exhibit D
                                          attached hereto comprised of cash and
                                          shares of Common Stock of Lason, Inc.
                                          ("LASON SHARES") in the amounts and
                                          values set forth in Exhibit D.
                                          Employee received the number of shares
                                          of the Lason Shares set forth in
                                          Exhibit D ("EMPLOYEE SHARES").
                                          Pursuant to the Stock Purchase
                                          Agreement, the Employee Shares are
                                          being held in escrow (the "STOCK
                                          PURCHASE ESCROW AGREEMENT") to
                                          facilitate any indemnification owed to
                                          Lason by the Management Shareholders
                                          thereunder.

                                          Retention of the Employee Shares by
                                          Employee is subject to the following
                                          bonus plan:


                                                    LASON STOCK BONUS PLAN
                                                    ----------------------
---------------------------------------------------------------------------------------------------------------------------
                              97          97           97            98          98           98           98          98
---------------------------------------------------------------------------------------------------------------------------
                           3rd Qtr.    4th Qtr.     Final Six     1st Qtr.    2nd Qtr.     3rd Qtr.     4th Qtr.      Year-
                                                     Months                                                            End
                                                    Year-End
---------------------------------------------------------------------------------------------------------------------------
% TO EARN                     15%          15%          10%          12%          12%          12%          12%         12%
---------------------------------------------------------------------------------------------------------------------------
OP. INCOME -                 730*         870         1600*         855          930         1010         1100        3895
MAXIMUM
---------------------------------------------------------------------------------------------------------------------------
OP. INCOME -                 630*         750         1380*         700          760          810          900        3170
MINIMUM
---------------------------------------------------------------------------------------------------------------------------
OP. INCOME - BASE            600*         700         1300*         650          700          750          800        2900


*Amounts shall be prorated based on number of days remaining in third quarter from and including the commencement date of the Agreement. For example, if the Agreement commences on August 1, 1997, the Base requirement for the 1997 third quarter will be 61 divided by 92 times $600,000 or $397,826 and the Base for the 1997 Six Months Year End will be $397,826 plus $700,000 or $1,097,826.

                                            1)    Depending on the amount of the
                                                  Corporation's operating
                                                  income, Employee may earn
                                                  during each of the six (6)
                                                  quarters and the six (6)
                                                  months ended December 31,
                                                  1997, and the twelve (12)
                                                  months ended December 31, 1998
                                                  (hereinafter each a
                                                  "YEAR-END") (in an amount per
                                                  quarter and Year- End shown
                                                  opposite the "% to Earn"): (i)
                                                  100% of his Employee Shares
                                                  earned for that particular
                                                  quarter or year end, and (ii)
                                                  100% of that percentage
                                                  referenced on Exhibit C hereto
                                                  of $3,000,000.00 (the "$3
                                                  MILLION INCENTIVE") earned for
                                                  that particular quarter or
                                                  year end, payable 66-2/3% in
                                                  cash and 33-1/3% in shares of
                                                  Lason, Inc. Common Stock at
                                                  the average closing price for
                                                  the five (5) trading days
                                                  prior to the end of the
                                                  quarter as reported in the
                                                  Wall Street Journal index of
                                                  NASDAQ National Market Issues.
                                                  Employee acknowledges and
                                                  agrees that he is only
                                                  entitled to that percentage
                                                  amount of the $3 Million
                                                  Incentive with the balance
                                                  being distributed among Daniel

                                                  Bailey, Jay Hendricks, Michael
                                                  Riley and six other employees
                                                  of the Corporation, as set
                                                  forth on Exhibit C attached
                                                  hereto and incorporated herein
                                                  by reference.

                                            2)    The $3 Million Incentive shall
                                                  become subject to the terms of
                                                  the Stock Purchase Escrow
                                                  Agreement except that the
                                                  shares of Lason, Inc. Common
                                                  Stock ("$3 MILLION INCENTIVE
                                                  SHARES") shall be valued at
                                                  the price set forth is
                                                  Subsection 1 above. The $3
                                                  Million Incentive will be
                                                  determined as soon as
                                                  practicable after the
                                                  applicable quarterly and Year-
                                                  End operating income have been
                                                  determined by Lason, Inc.'s
                                                  Chief Financial Officer in
                                                  accordance with sub-section 10
                                                  below following the end of (i)
                                                  the 1997 fourth quarter; (ii)
                                                  the 1998 second quarter; and
                                                  (iii) the 1998 fourth quarter.
                                                  The cash portion of the $3.0
                                                  Million Incentive shall be
                                                  released from escrow within
                                                  five (5) business days after
                                                  the cash portion has been
                                                  determined if no claim(s) for
                                                  indemnification is pending or
                                                  overtly threatened under the
                                                  Stock Purchase Agreement at
                                                  such time; provided, however,
                                                  if a claim(s) is pending or
                                                  overtly threatened, and is
                                                  quantifiable, and the cash
                                                  portion exceeds such amount,
                                                  the excess cash portion of the
                                                  $3.0 Million Incentive shall
                                                  be released within five (5)
                                                  business days from escrow.

                                            3)    The Employee Shares are
                                                  subject to a 24-month lock-up
                                                  agreement pursuant to the
                                                  Stock Purchase Agreement. Any
                                                  of the $3 Million Incentive
                                                  Shares issued to Employee
                                                  shall also be subject to
                                                  similar lock-up agreements as
                                                  follows: (i) shares of Lason,
                                                  Inc. issued with respect to
                                                  the third and fourth quarters
                                                  and Year-End of 1997--24 month
                                                  lock-up from December 31, 1997
                                                  (the "1997 LOCK-UP"); and (ii)
                                                  shares of Lason, Inc. issued
                                                  with respect to the four
                                                  quarters and Year-End of 1998
                                                  shall be subject to a lock-up
                                                  terminating on the same date
                                                  as the 1997 Lock-Up. At the
                                                  termination of the 1997
                                                  Lock-Up and the subsequent
                                                  lock-up, Employee shall enjoy
                                                  the same registration rights
                                                  viz a viz the $3 Million
                                                  Incentive Shares as he enjoys
                                                  with regard to the Employee
                                                  Shares pursuant to Section 4.6
                                                  of
                                                  the Stock Purchase Agreement
                                                  provided that he makes
                                                  investment representations
                                                  substantially similar in form
                                                  and content as those set forth
                                                  in Section 2.31 of the Stock
                                                  Purchase Agreement.

                                            4)    If the Corporation's operating
                                                  income is the Base amount or
                                                  less for any quarter or
                                                  Year-End, Employee shall
                                                  receive none of the % to Earn
                                                  for that quarter or Year-End
                                                  of his Employee Shares or of
                                                  the $3 Million Incentive. Such
                                                  Employee Shares shall be
                                                  re-assigned to Lason, Inc. but
                                                  will not be credited against
                                                  any indemnification amount
                                                  owed to Lason pursuant to the
                                                  Stock Purchase Agreement.

                                            5)    If the Corporation's operating
                                                  income for a quarter or
                                                  Year-End is an amount between
                                                  the Base and the Minimum,
                                                  Employee shall (i) earn that
                                                  proportion of the % to Earn of
                                                  the Employee Shares obtained
                                                  by multiplying the % to Earn
                                                  by the quotient obtained by
                                                  dividing the difference
                                                  between the operating income
                                                  for the quarter or Year-End
                                                  and the Base by the difference
                                                  between the Minimum and the
                                                  Base for that quarter or
                                                  Year-End, respectively, and
                                                  (ii) not earn any of the % to
                                                  Earn of the $3 Million
                                                  Incentive. All Employee Shares
                                                  not earned by Employee for
                                                  such quarter or Year-End shall
                                                  be reassigned to Lason, Inc.
                                                  but will not be credited
                                                  against any indemnification
                                                  amount owed to Lason pursuant
                                                  to the Stock Purchase
                                                  Agreement.

                                            6)    If the Corporation's operating
                                                  income for a quarter or
                                                  Year-End is equal to the
                                                  Minimum for that quarter or
                                                  Year-End, Employee shall (i)
                                                  earn all of the % to Earn of
                                                  the Employee Shares for that
                                                  quarter or Year-End; and (ii)
                                                  not earn any of the % to Earn
                                                  of the $3 Million Incentive.

                                            7)    If the Corporation's operating
                                                  income for a quarter or
                                                  Year-End is an amount between
                                                  the Minimum and the Maximum,
                                                  in addition to earning all of
                                                  the Employee Shares for that
                                                  quarter or Year-End, Employee
                                                  shall earn that proportion of
                                                  the % to Earn of the $3
                                                  Million Incentive obtained by
                                                  multiplying the % to Earn by
                                                  the quotient obtained by
                                                  dividing the difference
                                                  between the operating
                                                  income for the quarter or
                                                  Year-End and the Minimum by
                                                  the difference between the
                                                  Minimum and the Maximum for
                                                  that quarter or Year-End,
                                                  respectively.

                                            8)    If the Corporation's operating
                                                  income for the third or fourth
                                                  quarter or Year-End in 1997 is
                                                  an amount between the Minimum
                                                  and the Maximum, that
                                                  proportion of the % to Earn of
                                                  the $3 Million Incentive not
                                                  earned by Employee for such
                                                  quarter or Year-End, as
                                                  provided in Paragraph 7 above,
                                                  shall be added to and evenly
                                                  distributed among the % to
                                                  Earn in the 1998 four quarters
                                                  and Year-End.

                                            9)    If the Corporation's operating
                                                  income for a quarter or
                                                  Year-End is equal to or
                                                  greater than the Maximum for
                                                  that quarter or Year-End,
                                                  Employee shall earn (i) all of
                                                  the % to Earn of the Employee
                                                  Shares for that quarter or
                                                  Year-End and (ii) all of the %
                                                  to Earn of the $3 Million
                                                  Incentive for that quarter or
                                                  Year-End.

                                            10)   Operating income shall mean
                                                  for any quarter or Year-End,
                                                  the operating income of the
                                                  Corporation, determined on a
                                                  stand-alone basis in
                                                  accordance with generally
                                                  accepted accounting principles
                                                  in a manner which is
                                                  materially consistent with the
                                                  Corporation's practices prior
                                                  to its acquisition by Lason
                                                  and including amortization
                                                  expense fixed at $93,000.00
                                                  per quarter, subject to the
                                                  upward adjustments relating to
                                                  amortization and interest
                                                  costs resulting from
                                                  acquisitions as referenced
                                                  below.

                                                  Subject to the ultimate
                                                  governance authority of its
                                                  Board of Directors (i.e., the
                                                  Board of Directors of the
                                                  Corporation, Lason, Lason,
                                                  Inc. or another affiliate, as
                                                  the case may be), in order to
                                                  create no material impediment
                                                  to Employee's opportunity to
                                                  earn the Bonus during the term
                                                  of this Agreement, the
                                                  Corporation whether it remains
                                                  a subsidiary of Lason or is
                                                  merged or consolidated with or
                                                  otherwise transferred to Lason
                                                  or another subsidiary of
                                                  Lason, will be operated in all
                                                  material respects in
                                                  a manner consistent with the
                                                  manner in which it was
                                                  operated prior to the
                                                  acquisition of control of the
                                                  Corporation by Lason except
                                                  that: (i) the Corporation will
                                                  participate in Lason's
                                                  centralized accounting, record
                                                  keeping, cash management and
                                                  budgeting process in a fair
                                                  and consistent manner as
                                                  Lason's other divisions and
                                                  subsidiaries; (ii) the
                                                  Corporation will participate
                                                  in Lason's centralized
                                                  purchasing system as may be in
                                                  place from time to time in a
                                                  fair and consistent manner as
                                                  Lason's other divisions and
                                                  subsidiaries; (iii) the
                                                  Corporation will participate
                                                  in other similar centralized
                                                  functions in a fair and
                                                  consistent manner as Lason's
                                                  other divisions and
                                                  subsidiaries; (iv) the
                                                  Corporation will participate
                                                  in Lason's benefit program;
                                                  and (v) the business conducted
                                                  by Corporation prior to the
                                                  acquisition of control by
                                                  Lason will continue to be done
                                                  by Corporation, but if such
                                                  business is diverted to other
                                                  divisions or subsidiaries
                                                  within Lason, Lason will
                                                  fairly credit such business to
                                                  the operating income of
                                                  Corporation. Further, in no
                                                  event will any of the
                                                  corporate overhead of Lason or
                                                  Lason, Inc. be allocated to
                                                  the Corporation (or its
                                                  successor business unit), it
                                                  being agreed that only direct
                                                  costs of the Corporation's (or
                                                  its successor business unit's)
                                                  business shall be so
                                                  attributed. In the event that
                                                  Employee believes that a
                                                  change in operational policy
                                                  will unduly impinge upon his
                                                  opportunity to earn the Bonus
                                                  he and a person or persons
                                                  designated by Lason shall meet
                                                  in order to discuss in good
                                                  faith an equitable resolution
                                                  to Employee's concerns to the
                                                  extent possible and if no such
                                                  resolution can be reached to
                                                  submit its' claim arbitration
                                                  pursuant to Section 6 hereof.

                                                  For the entire approximate 18
                                                  month period during which the
                                                  bonus set forth in
                                                  subparagraph B(ii) is
                                                  calculated, operating income
                                                  shall include up to an
                                                  aggregate of $1,200,000 of the
                                                  operating income of
                                                  acquisitions which are either
                                                  made by the Corporation or
                                                  made by Lason or an affiliate
                                                  but due to the efforts of the
                                                  Corporation's current senior
                                                  management team (i.e., Messrs.
                                                  Messinger, Hendricks, Bailey
                                                  and Riley) for purposes of


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



                                                  determining whether Employee
                                                  has earned the % to Earn of
                                                  the Employee Shares or $3
                                                  Million Incentive for any
                                                  quarter or Year-End, but only
                                                  if the Corporation, as a
                                                  result of the acquisition,
                                                  includes, as a deduction in
                                                  determining operating income,
                                                  the good will, amortization
                                                  expense and increased interest
                                                  costs of the acquisition. The
                                                  failure of the Corporation or
                                                  its parent to make an
                                                  acquisition, the decision by
                                                  the Corporation or its parent
                                                  not to pursue an acquisition,
                                                  or the decision by the
                                                  Corporation or its parent to
                                                  structure an acquisition in a
                                                  manner which excludes the
                                                  operating income from
                                                  inclusion in the Corporation's
                                                  operating income, whether
                                                  reasonable or unreasonable or
                                                  with reason or for no reason,
                                                  shall not be used by Employee
                                                  to claim that (i) the
                                                  Corporation's operating income
                                                  is understated as a result of
                                                  such failure or decision; or
                                                  (ii) Employee has been denied
                                                  the opportunity to earn the
                                                  Employee Shares or the $3
                                                  Million Incentive.

                                                  Employee will escrow his
                                                  Employee Shares and his
                                                  portion of the $3 Million
                                                  Incentive with Seyburn, Kahn,
                                                  Ginn, Bess, Deitch and Serlin,
                                                  P.C., counsel to Lason, Inc.
                                                  pursuant to the Stock Purchase
                                                  Escrow Agreement modified to
                                                  include the foregoing, and
                                                  execute assignments separate
                                                  from certificate in blank to
                                                  enable a re-assignment of his
                                                  Employee Shares and the $3
                                                  Million Incentive Shares in
                                                  case such re-assignment is
                                                  required as set forth above.
                                                  For purposes of this
                                                  Agreement, Employee Shares and
                                                  $3 Million Incentive Shares
                                                  include any securities of
                                                  Lason, Inc. issued in addition
                                                  to, in substitution of, or in
                                                  exchange for, any of the
                                                  Employee Shares or $3 Million
                                                  Incentive Shares (whether as a
                                                  distribution in connection
                                                  with any recapitalization,
                                                  reorganization or
                                                  reclassification, a stock
                                                  dividend or otherwise).
                                                  Employee shall promptly
                                                  deliver such securities to the
                                                  Escrow Agent together with
                                                  duly executed forms of
                                                  assignment.

                           C. BENEFITS. During the term of his Agreement, Employee shall have the right to receive or participate in any fringe benefits, including, but not limited to, personal days, group term life insurance programs, disability insurance programs, medical expense reimbursement plans, flexible benefit plans, so-called qualified

                                    "pension or profit sharing plans," and other reasonable and customary fringe benefits which may from time-to-time be made available by Corporation's Board of Directors and which shall be generally comparable to the benefits made available to all similarly situated executive officers of any of Lason, Inc. or Lason and its subsidiaries; provided, however, that the availability of such benefits is subject to any applicable eligibility requirement of each such program. Additionally, for a period of 18 months from and after the date of this Agreement, the Corporation shall provide Employee with a policy of term life insurance in the amount of $1,848,669 provided that Employee is insurable at commercially reasonable rates. Further, it is understood and agreed that compensation arrangements among the executives of Lason, Inc., Lason, and its subsidiaries vary and, accordingly, a particular benefit may not be made available to Employee even though it is made available to another executive.

                           D. RELOCATION EXPENSES. Corporation agrees to pay to Employee for his relocation expenses in moving to Lason's headquarters the amount of $100,000, subject to customary state and federal tax withholdings. This payment constitutes the Corporation's sole and entire obligation with respect to Employee's relocation expenses. To the extent Employee's relocation expenses exceed $100,000, Employee will personally be responsible for such excess expenses. At his request, Employee shall be entitled to a $20,000 advance with regard to such payment.

                                    If within twelve (12) months from the date of this Agreement, there is a "Change in Control" (as defined below) of Lason, Inc., and, at any time after the Change in Control, Employee, while still in the employ Corporation and/or Lason and its affiliates, is required to relocate to another state (except for a relocation to Chicago, Illinois) or is Terminated without Cause (as that term is defined herein), Employee shall be paid, in addition to any other amounts due hereunder, a cash bonus of $100,000. For the purposes of this paragraph, a "Change in Control" shall be deemed to have taken place if (i) a third person (but not Lason, Inc. or any of its affiliates), including a group of individuals or entities, becomes a beneficial owner of shares of Lason, Inc. or the Corporation having fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of the Lason, Inc. or the Corporation, as the case may be, or (ii) as a result of, or in connection with any cash tender or exchange offer, merger into or with any third party not including Lason, Inc. or any of its affiliates, consolidation or other business combination, or sale of assets, or any combination of the foregoing events, the persons who are the directors of Lason, Inc. or the Corporation before the occurrence of such event or events cease to constitute fifty percent (50%) of the Board of Directors of Lason, Inc. or Corporation, as the case may be.

                  3. GRANT OF OPTION. As a key employee of a corporation controlled by Lason, Employee shall be eligible to participate in the Lason, Inc. 1995 Stock Option Plan (the "PLAN") pursuant to the terms and conditions of an Employee Stock Option Agreement entered into between Employee and Lason, Inc. on this date (the "STOCK OPTION AGREEMENT"). Subject to the terms and conditions of the Plan and the Stock Option Agreement: (i) Employee has been granted the right and option (the "OPTION") to purchase up to 15,000 shares of Common Stock of Lason, Inc. (the "OPTION SHARES") at an option price equal to $27.1875 per share of Common Stock (the fair market value of the Shares of Common Stock of Lason, Inc. as determined by the Board of Directors of Lason, Inc. in accordance with generally accepted accounting principles on the date of this Agreement;
(ii) Employee may only exercise his Option to purchase Option Shares to the extent that such Option Shares have vested and become exercisable with respect to such Option Shares in accordance with the terms and conditions of the Stock Option Agreement; and (iii) the Option Shares shall vest and become exercisable in accordance with the following schedule, if as of each such date Employee is still employed by the Corporation:

                                                       CUMULATIVE PERCENTAGE OF
                                                             OPTION SHARES
                           DATE                         VESTED AND EXERCISABLE
                       -------------                   ------------------------

                       July 29, 1998                              20%
                       July 29, 1999                              40%
                       July 29, 2000                              60%
                       July 29, 2001                              80%
                       July 29, 2002                              100%

                  4. TERM AND TERMINATION. The term of this Agreement shall be for two (2) years from July 29, 1997 to July 29, 1999 unless sooner terminated for "Cause." The term of this Agreement shall be automatically extended for an additional period of one (1) year if the Company shall have given notice to Employee of its intent to extend such term. Such notice, to be effective, is to be given not less than ninety (90) days prior to the last day of the term. In the event the Company provides notice of extension to Employee, Employee's base salary and other compensation will be increased in an amount mutually agreed to by the Corporation and Employee.

                  For the purposes hereof, "CAUSE" shall mean:

                       A. Employee shall have materially breached his lawful duties to Corporation or any material written rules, regulations or policies of Corporation now existing or hereafter arising, which breach shall


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



                               remain unremedied for a period of 30 days after Employee's receipt of written notice thereof describing the breach in reasonable detail or shall have acted with gross negligence or with willful misconduct in the performance of his material duties under this Agreement.

                       B. Employee shall have been convicted of a violation of a felony or any law involving moral turpitude;

                       C. Employee shall have embezzled or otherwise misappropriated any property belonging to Corporation;

                       D. Employee shall have performed such other commissions or omissions of a kind or nature substantially similar to those enumerated in subsections a, b, or c above, which commission or omission seriously harms Corporation or the employment relation of Corporation and Employee, and which commission or omission shall remain unremedied for a period of 30 days after Employee's receipt of written notice thereof describing the commission or omission in reasonable detail; or

                       E. Employee dies or becomes unable to perform his duties as contained in this Agreement ("DISABILITY") for a period of twelve (12) consecutive weeks.

                  In the event that Employee quits his employment for other than Good Reason (as defined below) or is terminated for Cause as set forth above, then, and in that event, Employee shall be entitled to receive his base pay and Bonus described in Paragraphs 2B(i) and (ii) and fringe benefits only through the end of the week of termination but, in all events, including accrued bonus amounts through the week of termination. "Good Reason" is defined as the assignment to Employee (without his express written consent) of duties materially inconsistent with and inferior to Employee's duties as set forth in Paragraph 1 above or a required relocation by Employee to another state, other than to the Chicago metropolitan area, which relocation is unacceptable to Employee.

                  Notwithstanding the foregoing, in the event that Employee's termination for Cause is occasioned by his Disability as defined in E above, Employee shall be paid the Bonus described in Paragraph 2B(i) and (ii) for the shorter of (i) one (1) additional quarter past the quarter in which his Disability was established or (ii) the remaining term of the Agreement.

                  In the event that Employee is terminated by Corporation other than for Cause or quits his employment for Good Reason, Employee shall be paid his salary, the Bonus described in Paragraph 2B(i) if earned pursuant to Paragraph 2B(i) during the applicable six-month term and fringe benefits at the level in effect immediately prior to the giving of notice of termination for six months following termination, and shall be paid the Bonus described in Paragraph 2B(ii) if earned pursuant to Paragraph 2B(ii) during the remaining term of the Agreement.

                  5.   NON-COMPETITION/CONFIDENTIALITY.

                       A.      NON-COMPETITION AND SOLICITATION. Subject to
                               Section 4, in consideration of: (i) the
                               compensation described in this Agreement; and
                               (ii) the economic benefits accruing to Employee under the Stock Purchase Agreement, Employee agrees that while he is employed by Corporation and for the two (2) year period following the conclusion of his employment with the Corporation (the "NON-COMPETE PERIOD"), Employee shall not, either directly or indirectly (and whether or not for compensation), work for, be employed by, own, participate or engage in, or have any interest in, any person, firm, entity, partnership, limited partnership, limited liability company, corporation or business (whether as an employee, owner, partner, member, shareholder, officer, director, agent, creditor, consultant or in any capacity which calls for the rendering of personal services, advice, acts of management, operation or control) which is substantially the same as or competitive with the activities engaged in by Corporation or Lason, including but not limited to the following: photocopying, imaging, scanning and conversion, related services ancillary to all of the foregoing and outgrowths thereof (the "BUSINESS") so long as Corporation or Lason shall, directly or indirectly, be engaged in such activity in the following states: Arkansas, California, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Minnesota, Missouri, New Jersey, New York, Ohio, Oklahoma, Rhode Island, South Carolina, Tennessee, Texas, Vermont and Virginia (the "RESTRICTED TERRITORY"). The foregoing shall not, however, be deemed to prevent Employee and the Shareholders named in the Stock Purchase Agreement from individually and collectively owning in the aggregate up to 5% of the securities of any corporation the shares of which are traded on a securities exchange or in the over-the-counter market.

                               Notwithstanding the above, in the event Employee is terminated other than for Cause or Employee terminates for Good Reason, the foregoing restrictions shall not apply.

                               Employee further agrees that he shall directly or indirectly, at any time during the Non-Compete
                               Period: (i) divert or attempt to divert from Corporation or Lason any Business whether in the Restricted Territory or not: (ii) solicit, contact, call upon or attempt to solicit, or provide services to, any of Corporation's or Lason's customers, suppliers or actively sought potential customers or suppliers for the purpose of doing anything within the definition of the Business or any work reasonably related to the Business whether in the Restricted Territory or not; or (iii) induce or attempt to induce any person who is an employee of Corporation or Lason to leave the employ of Corporation or Lason.

                       B. CONFIDENTIALITY. During the Non-Compete Period, Employee shall keep secret and inviolate and shall not divulge, communicate, use to the detriment of Corporation or Lason or for the benefit of any other person or persons or misuse in any way any knowledge or information of the confidential nature, including, without limitation, all trade secrets, information, computer programs, technical data, customer lists and unpublished matters relating to the business, assets, accounts, books, records, customers and contracts of Corporation or Lason which he may know as a result of his association with and which is unique to Corporation or Lason ("CONFIDENTIAL INFORMATION"). Employee may disclose Confidential Information if required by any judicial or governmental request, requirement or order; provided that Employee will take reasonable steps to give Corporation and Lason sufficient prior notice in order to contest such request, requirement or order.

                       C. REMEDIES. Employee has had knowledge of the affairs, trade secrets, customers, potential customers and other proprietary information of Corporation and Lason, and Employee acknowledges and agrees that compliance with the covenants set forth in this Paragraph 5 is necessary for the protection of the Business, good will and other proprietary interests of Corporation and Lason and that violation of this Paragraph 5 will cause severe and irreparable injury to the Business and good will of Corporation and Lason, which injury is not compensable by money damages. Accordingly, in the event of a breach (or threatened or attempted breach) of this Paragraph 5, Corporation and Lason shall, in addition to any other rights and remedies, be entitled to immediate appropriate injunctive relief or a decree of specific performance, without the necessity of showing any irreparable injury or special damages.

                  If, in any judicial proceeding, a court shall refuse to enforce any of the covenants included herein, then said unenforceable covenant(s) shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced. It is the intent and agreement of Lason and Employee that these covenants be given the maximum force, effect and application permissible under law.

                  The provisions of this Paragraph 5 shall survive the termination of this Agreement.

                  6. ARBITRATION. If there is a disagreement(s) as to any of the terms of this Agreement, including without limitation any disagreement relating to the determination of operating income under Section 2.B.ii.(10), Employee and/or Corporation shall provide notice to the other of the disagreement. Following receipt of such notice, Employee and Corporation agree to meet and attempt, in good faith, to resolve such disagreement. If Employee and Corporation are unable to resolve the disagreement to their mutual satisfaction within 10 business days from the notice, Employee or Corporation, as applicable, shall each appoint within 5 business days an arbitrator, and the two arbitrators so appointed shall appoint a third arbitrator. If said two arbitrators cannot agree on the selection of a third arbitrator within the next 10 business days, then either Employee or Corporation, as applicable, shall be entitled to apply to the American Arbitration Association sitting in the Chicago metropolitan area for the selection of a third arbitrator who shall then participate in such arbitration proceedings, and who shall be selected from a list of arbitrators possessing the qualifications set forth below. Any arbitrator appointed pursuant to this
Section 6 shall be a qualified expert with generally recognized current competence in employment matters. Except as otherwise provided herein, such arbitration shall be conducted at Chicago, Illinois in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association.

         Within 30 business days of the date of selection of the last of the arbitrators to be selected by the foregoing procedure, the arbitrators shall furnish the parties with their written determination. Such written determination shall be certified and signed by at least a majority of the arbitrators, and shall be final and binding on the parties. Judgment may be entered on any award rendered by the arbitrators in any federal or state court having jurisdiction over the parties. Each of Employee or Corporation, as applicable, shall pay the arbitrator selected by it, and the costs of the third arbitrator shall be paid 1/2 by Employee and 1/2 by Corporation, as applicable.

         It is understood and agreed that all claims under this Agreement shall be resolved pursuant to arbitration as provided herein, however, in all cases involving enforcement of a covenant not to compete or a confidentiality agreement, if after attempting to resolve any such claim through good faith negotiations as provided above, if a party in good faith believes that resolution of its claim through good faith negotiations as provided above, will require equitable relief, it may file suit in a court of competent jurisdiction in lieu of arbitration.

                  7. MISCELLANEOUS. Neither party shall assign its or his rights and obligations hereunder, except that Corporation may assign its rights and obligations hereunder to Lason or an affiliate of Lason with the consent of Employee, which consent shall not be unreasonably withheld. Subject to the foregoing, all of the terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, successors, administrators, legal representatives and assigns, as the case may be, of the parties hereto. Notwithstanding the above, however, Lason and its affiliates may merge Corporation into Lason and/or its affiliates at any time without the consent of Employee.

                  8. PARTIAL INVALIDITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in any manner, the remaining provisions of this Agreement shall nonetheless continue in full force and effect without being impaired or invalidated in any way. In addition, if any provision of this Agreement may be modified by a court of competent jurisdiction such that it may be enforced, then that provision shall be so modified and as modified shall be fully enforced.

                  9. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein, supersedes all prior and contemporaneous agreements, consulting agreements, understandings and negotiations, and any and all employment agreement(s) between Corporation and Employee dated prior to the date hereof; and no evidence of prior or contemporaneous agreements, understandings and negotiations shall govern or be used to construe or modify this Agreement. Except as provided in this Agreement, no modification or alteration hereof shall be deemed effective unless in writing and signed by the parties hereto. Neither this Agreement nor any of its provisions may be changed, waived, or discharged orally, but only by an instrument duly signed by the party against which enforcement of the change, waiver, or discharge is sought.

                  10. NOTICES. Any notice, consent, approval or other communication given pursuant to the provisions of this Agreement shall be in writing and shall be (i) mailed by certified mail or registered mail, return receipt requested, postage prepaid, or (ii) delivered by a nationally recognized overnight courier, U.S. Post Office Express Mail, or similar overnight courier which delivers only upon signed receipt of the addressee, and addressed as follows:


                  TO EMPLOYEE AT:            JOHN R. MESSINGER
                                             19 Stone Creek Drive
                                             Hawthorne Woods, IL 60047

                  WITH A COPY TO:            EDWIN D. MASON, ESQ.
                                             Foley & Lardner
                                             One IBM Plaza - Suite 3300
                                             330 N. Wabash Avenue
                                             Chicago, Illinois 60611-3608

                  TO BUYER AT:               LASON SYSTEMS, INC.
                                             1305 Stephenson Highway
                                             Troy, Michigan 48084
                                             Attn: Gary L. Monroe, President and
                                                   Chief Executive Officer

                  WITH A COPY TO:            LAURENCE B. DEITCH, ESQ.
                                             Seyburn, Kahn, Ginn, Bess, Deitch
                                             and Serlin
                                             2000 Town Center, Suite 1500
                                             Southfield, Michigan 48075-1195

The time of the giving of any notice shall be the time of receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or such agent of the addressee shall refuse to receive any notice given by registered mail or certified mail as above provided or there shall be no person available at the time of the delivery thereof to receive such notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be. Any party hereto may, by giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which notice shall be given.

                  11. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict provision or rule, whether of the State of Illinois (or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Illinois to be applied. In furtherance of the foregoing, the internal law of the State of Illinois will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law or analysis, the substantive law of some other jurisdiction would ordinarily apply. Further, the parties hereto agree that jurisdiction and venue shall properly lie in the courts of the State of Illinois or in the United States District Court for the Northern District of Illinois.

                  12. HEADINGS. The headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

                  13. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

                           [THE REMAINDER OF THIS PAGE
                            INTENTIONALLY LEFT BLANK]



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



                  THIS AGREEMENT was executed as of date and year first set forth above.

                                       "CORPORATION"

                                       IMAGE CONVERSION SYSTEMS, INC.,
                                       a Delaware corporation

                                       By:
                                          --------------------------------------
                                           J.E. HENDRICKS

                                       Its:  CHIEF FINANCIAL OFFICER
                                           -------------------------------------


                                       "EMPLOYEE"



                                       -----------------------------------------
                                        JOHN R. MESSINGER









                                       17